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              [LETTERHEAD OF DECHERT PRICE & RHOADS APPEARS HERE]

                                      December 10, 1996

Crown Cork & Seal Company, Inc.
9300 Ashton Road
Philadelphia, PA  19136

          Re:  Form S-3 Registration Statement
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Gentlemen:

          We have acted as counsel to Crown Cork & Seal Company, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-16869) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of an aggregate of up to $1,500,000,000 of debt securities (the "Debt Securities") of the Company, Crown Cork & Seal Finance PLC, a public limited company organized under the laws of England and Wales ("Crown Limited"), and Crown Cork & Seal Finance S.A., a societe anonyme organized under the laws of the Republic of France ("Crown S.A."; Crown Limited and Crown S.A. are hereinafter collectively referred to as the "Subsidiaries"; and each of the Subsidiaries or the Company, as the case may be, is hereinafter referred to as the "Issuer" with respect to Debt Securities issued by it pursuant to the indenture hereinafter referred to) pursuant to an indenture in the form filed as
Exhibit 4.1 to the Registration Statement (the "Indenture") among The Bank of New York, as trustee, the Company, Crown Limited and Crown S.A. Debt Securities issued by either Subsidiary will be guaranteed by the Company pursuant to a guarantee provided for under the Indenture (the "Guarantee").

          We have examined such corporate records and documents and other matters as we have deemed necessary in order to render this opinion.
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Crown Cork & Seal Company, Inc.
December 10, 1996
Page 2


          In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon the foregoing, and subject to the limitations set forth below, it is our opinion that under current law:

          1. When the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment therefor in accordance with the procedures described in the Registration Statement, such Debt Securities will constitute the legal and binding obligations of the Issuer.

          2. When the Guarantee has been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and the Debt Securities to which such Guarantee relates have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment therefor in accordance with the procedures described in the Registration Statement, such Guarantee will constitute the legal and binding obligation of the Company.

          Our opinions herein are limited solely to the laws of the United States of America, the State of New York and the Commonwealth of Pennsylvania, in each case to the extent applicable, and we express no opinion herein concerning the laws of any other jurisdiction. We understand that you are relying on the opinions of Jeantet & Associes and Titmuss Sainer Dechert as to matters involving the legality and binding nature of the Debt Securities issued by Crown Limited and Crown S.A., respectively, which are governed by the laws of the Republic of France and the United Kingdom, respectively, and no opinion is expressed herein with respect to such matters.

          Our opinions herein are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar law affecting creditors' rights or debtors' obligations generally and to general equity principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the legality and binding nature of obligations or agreements generally.

          Our opinions herein are rendered solely for your benefit in connection with the transaction contemplated herein. Our opinions herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.
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Crown Cork & Seal Company, Inc.
December 10, 1996
Page 3


          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion letter under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Sincerely,



                                    DECHERT PRICE & RHOADS